Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated January 22, 2014 relating to the financial statements and financial highlights, which appears in the November 30, 2013 Annual Report to the Shareholders of Sentinel Balanced Fund, Sentinel Capital Growth Fund, Sentinel Common Stock Fund, Sentinel Conservative Strategies Fund, Sentinel Georgia Municipal Bond Fund, Sentinel Government Securities Fund, Sentinel Growth Leaders Fund, Sentinel International Equity Fund, Sentinel Mid Cap Fund, Sentinel Low Duration Bond Fund (formally Sentinel Short Maturity Government Fund), Sentinel Small Company Fund, Sentinel Sustainable Core Opportunities Fund, Sentinel Sustainable Mid Cap Opportunities Fund, and Sentinel Total Return Bond Fund, comprising Sentinel Group Funds, Inc. which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “To Get More Information”, “Fund Services Arrangements” and “General Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 28, 2014